As filed with the U.S. Securities and Exchange Commission on January 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
TSPY Lift ETF	The Nasdaq Stock Market LLC
TDAQ Lift ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-234544

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Form 8-A/A is being filed solely to correct the name of the exchange on which the TSPY Lift ETF is registered on the cover page. Except for this change to the cover, this explanatory note and an updated signature page, no other changes have been made.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the TSPY Lift ETF and the TDAQ Lift ETF, each a series of ETF Opportunities Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 548 under the Securities Act of 1933, as amended and Amendment No. 550 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on January 5, 2026.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be so Registered	IRS Employer ID Number
TSPY Lift ETF	41-2725536
TDAQ Lift ETF	41-2725617

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
2.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
3.	The Trust’s By-Laws are included as Exhibit b to be Pre-Effective Amendment No. 1 to the Registrant’s Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	January 6, 2026	ETF Opportunities Trust

		By:	/s/ Karen Shupe